Consent of Independent Auditors





We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 7, 1997 (with respect to Principal Mutual Life Insurance Company Variable Life Separate Account) and February 7, 1997 (with respect to The Principal Financial Group(R)), in the Registration Statement (Post-Effective Amendment No. 14 to Form S-6 No. 33-13481) and related Prospectus of Principal Mutual Life Insurance Company Variable Life Separate Account Flex Variable Life - Flexible Premium Variable Life Insurance Policy.

                                      /s/ ERNST & YOUNG LLP

Des Moines, Iowa
February 28, 1997